EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Media Contact:

Erin O’Keeffe

salesforce.com

415-536-6150

eokeeffe@salesforce.com

Salesforce.com Acquires InStranet, Bringing Industry-Leading Knowledge

Base Technology to Salesforce CRM Customer Service & Support

Accelerates salesforce.com’s momentum in the enterprise call center market,

adding game-changing technology and 350,000 global call center agents

Powerful knowledge base Dimensions technology rapidly delivers the right answer to customers and service agents

Company adds industry leaders Comcast, Expedia, Orange, Royal and Sun

Alliance, Vimpelcom, and Volkswagen Credit to the thousands of companies using Salesforce CRM Customer Service & Support

SAN FRANCISCO – August 20, 2008 – Salesforce.com [NYSE: CRM], the market and technology leader in Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS), today announced the acquisition of InStranet, the leading provider of knowledge management technology for business to consumer (B2C) call centers. The acquisition brings powerful knowledge base Dimensions technology to Salesforce CRM Customer Service & Support, enabling customers and call center agents around the world to quickly find the answer they need, the first time. The addition of this game-changing technology and approximately 350,000 global call center agents aggressively accelerates the momentum of Salesforce CRM Customer Service & Support in the growing customer service and support market, which is currently estimated at $3.4 billion by Gartner (Gartner, Market Trends: CRM Software, Worldwide, 2007-2012, March 31, 2008).

“I’d like to welcome the InStranet team to salesforce.com,” said Marc Benioff, chairman and CEO at salesforce.com. “We’re excited to add this unmatched technology to our SaaS applications and Force.com platform. Not only will it make our service and support offering stronger for our customers and further their success, but it will help catapult our growth in the customer service and support space.”

“Delivering our technology as a service had become a key focus for us due to strong interest from our customers,” said Alex Dayon, founder and CEO of InStranet. “This is an exciting opportunity for all of us at InStranet, and will be a huge leap forward for the SaaS market.”

“This acquisition gives Salesforce CRM Customer Service & Support unique technology that provides a better approach to knowledge base management,” said Sheryl Kingstone, director, Enterprise Research at Yankee Group. “And the timing is ripe - companies have been asking for a better way to organize their corporate knowledge to serve customers, and this acquisition will help salesforce.com differentiate itself from the competition.”

The Customer Service and Support Market Opportunity - Turning Agents into Brand Champions and Customers into Evangelists

Among the top five providers of customer service applications, salesforce.com was the fastest growing by revenue in 2007 (Source: IDC, “Worldwide Customer Service Applications 2008 Vendor Shares: Economic Uncertainty Will Drive Service Applications,” Doc # 213028, July 2008). Thousands of customers around the world such as Qualcomm, Transunion, Corporate Express, and Misys have already standardized on Salesforce CRM Customer Service & Support. According to Gartner, at least 75% of customer contact centers will use a form of SaaS by 2013 (Gartner, Magic Quadrant for CRM Customer Service Contact Centers, Maoz, March 19, 2008).

Traditional customer service and support vendors’ “search and hope” approach using keyword search technology has been riddled with failure: Customers struggle because they can’t find the right answer to their questions through Web-based self-service portals, and call center agents are more challenged than ever to help customers due to the large amount and complexity of information buried in their knowledge bases. According to IDC, searchers fail to find what they are looking for 30-50% of the time (Source: IDC, “Microsoft Buys Powerset Up the Web Search Ante,” Doc # lcUS 21330608, July 2008).

InStranet has solved the customer service and support challenge by taking a completely different approach to knowledge base management through its patented knowledge base Dimensions technology, which adds the customer’s context, such as product or geography, to the knowledge base to quickly hone in on the right solution and eliminate irrelevant search results. This powerful technology provides call center agents with accurate answers to customer questions at an unmatched speed and greatly improves customers’ Web-based self-service experience, drastically reducing the number of calls to call center agents by frustrated customers. Given that Yankee Group estimates that a customer service call costs $5.50 on average (Yankee Group, Great Expectations: Self Service Success Can Happen, Kingstone, May 2006), InStranet’s customers are saving money and providing higher levels of customer satisfaction.

In addition, because of the technology’s open architecture, it provides rapid time to value, with deployments taking place in weeks as opposed to months. This approach has found tremendous customer success in the most demanding enterprises, including some of the world’s largest call centers supporting more than 35,000 agents. Salesforce.com is adding this technology innovation as a key component to Salesforce CRM Customer Service & Support, enhancing its Call Center and Customer Portal applications in use today by thousands of companies around the world.

“Salesforce CRM Customer Service & Support has already revolutionized our support centers by bringing the benefits of SaaS to our support personnel around the globe,” said Peter Rubenacker, vice president, Information Technology, Qualcomm. “The addition of this knowledge base Dimensions technology provides a valuable extension of their platform.”

“This technology has had a significant impact on our ability to rapidly launch new clients and maximize our agents’ efficiency. Our 7,000 customer service representatives use the solution on a daily basis, and I see further growth potential,” said Alan Giles, CTO, Transcom. “InStranet discovered how to filter out the noise created by the explosion of information that customers and agents must navigate. The combination of InStranet’s technology and Salesforce CRM makes a lot of sense.”

Salesforce.com Acquires InStranet

Salesforce.com’s acquisition of InStranet closed on August 4, 2008, for approximately $31.5 million, which includes the assumption of $4.2 million in cash on InStranet’s balance sheet. This acquisition does not have an impact on salesforce.com’s results for the second quarter of fiscal year 2009, which will be announced later today.

InStranet is headquartered in Chicago, IL, with most of its operations in Paris, France. As part of its ongoing commitment to customer success, salesforce.com will continue to support InStranet customers and plans to fully integrate the seasoned InStranet management team and employees.

Additional information will be available during salesforce.com’s quarterly results call scheduled for 2:00pm PT/5:00 pm/ET today. Press, analysts, and investors may access the event by visiting http://www.salesforce.com/investor.

About Salesforce.com

Salesforce.com is the market and technology leader in Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS). The company’s portfolio of SaaS applications, including its award-winning CRM application, available at http://www.salesforce.com/products/, has revolutionized the ways that customers manage and share business information over the Internet. The company’s Force.com PaaS enables customers, developers and partners to build powerful on-demand applications that deliver the benefits of multi-tenancy across the enterprise. Applications built on the Force.com platform, available at http://www.force.com, can be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace available at http://www.salesforce.com/appexchange.

As of April 30, 2008, salesforce.com manages customer information for approximately 43,600 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our acquisition of InStranet, Inc., including statements about the market for InStranet and salesforce.com products and services and the growth of the customer service and support and knowledge base and knowledge management markets, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with the integration of InStranet, and its technology, rates of growth in the customer service and support and knowledge base and knowledge management markets, acceptance by customers and partners of the solutions of the combined companies and our ability to retain and motivate InStranet employees.

Further information on these and other factors is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended July 31, 2008 and our Form 10-K for the fiscal year ended January 31, 2008. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2008 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.